SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) February 25, 2002
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 9.  Forward Looking Information Relating to General Motors Corporation
(GM) financial objectives for 2002.


                  GM Increases Earnings, Production Estimates;
                   Discusses Plan to Strengthen Balance Sheet

      NEW YORK, Feb. 25 -- General Motors Corporation (NYSE: GM, GMH) today raised its estimates for 2002 first quarter and calendar-year earnings and production schedules, reflecting better-than-expected industry sales in the U.S. and strong retail sales of GM vehicles.

      GM Vice Chairman and Chief Financial Officer John Devine said the revised outlook comes as GM is taking steps to strengthen its balance sheet by $10 billion in 2002 through a combination of improved cash flow, dividends from GMAC stemming from its anticipated earnings strength, proceeds from the proposed split-off and merger of Hughes, and public offerings.

      The proceeds of the cash-generation initiatives will be used to rebuild GM's liquidity position, reduce its underfunded pension liability, and fund its post-retirement health care obligations.

      "Our revised expectations reflect the increased optimism we have about our near-term performance, and the confidence we have about the future," Devine said. "We can strengthen the balance sheet by capitalizing on the momentum we're creating in market share, quality, productivity, and new product offerings, including the Saturn Vue and Cadillac CTS."

      Devine noted that the long-term outlook for GM is increasingly positive. "It is reasonable to expect that GM could generate $10 per share in earnings by the middle of the decade," he said, adding GM expects to achieve this earnings target through a combination of aggressive cost-cutting, improved volume and mix in North America, improved earnings in Europe, Asia and Latin America and solid financial performance from GMAC.

      GM's current outlook for first quarter earnings per share is now $1.20, excluding Hughes and any special charge related to GM's restructuring of its European operations under its Project Olympia. Previously, GM's estimate for the first quarter, excluding Hughes and any European restructuring charge, was $1.00 per share.

      GM's revised estimate for calendar year 2002 is now $3.50 per share, excluding Hughes and any European restructuring charge. The increase of $0.50 per share from the previous estimate is mostly attributable to expected increases in production volume to meet better-than-expected retail vehicle demand in the U.S.

      GM is increasingly optimistic about the U.S. industry outlook and now expects total U.S. industry sales of approximately 16 million vehicles for the year.

      As a result of the stronger industry sales outlook and GM's performance in the retail market, GM is increasing its first quarter North American production estimate by 20,000 vehicles, to 1,340,000 units. This revised estimate is 10 percent above last year's first quarter production of 1,214,000 vehicles.




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      For the second quarter of 2002, GM estimates that its North American production will be approximately 1,425,000 units (605,000 cars and 820,000 trucks), up over 4 percent from 1,364,000 units last year. GM's North American production for the first half of 2002 will be up 187,000 units, or 7 percent compared to last year. For the full year, GM expects to produce more than 5.1 million vehicles in North America, up more than 100,000 units from the company's estimate in January.

                           Other Advanced Disclosures

      GM today also filed a Form 8-K to update certain information regularly made available in the company's annual and quarterly SEC filings. The complete Form 10-K is expected to be filed at the SEC in early March. Included in today's disclosure is information on: GM's strategic alliance with Fiat S.p.A., the pending split-off of Hughes Electronics Corp. so that it can merge with EchoStar Communications Corp., and GM's use of special purpose entities. The complete Form 8-K is available at the SEC and on GM's web site at the following location:
(http://media.gm.com/news/add_docs/sec1.doc).

                    Advisory for Analyst/Media teleconference

      A live webcast relating to this announcement is scheduled for approximately 12:15 p.m. EST today. The webcast will be available through a hot link in GM Media Online (http://media.gm.com), or directly at http://investor.gm.com under Recent Webcasts in the Webcasts and Presentations section. A replay of the webcast will also be available on the site following the event.

      Additionally, news media may listen to the webcast via telephone. To access the call on a listen-only basis, please dial 888-754-3420 (international callers: 212-896-6120) about 10 minutes prior to the start time and ask to be connected to the General Motors conference call.

     A replay of this presentation will be available via telephone from approximately 2:00 p.m. EST today until Feb. 27, 2002, at 2:00 p.m. EST. The dial-in number for the replay is 800-633-8284 (858-812-6440 for international access). Please enter reservation number 20385967 for the replay.

      In this press release and related comments by General Motors management, our use of the words "outlook," "expect," "anticipate," "estimate," "forecast," "project," "likely," "objective," "plan," "designed," "goal" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-10,11) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel or interruptions in transportation systems, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                                       ###

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    February 25, 2002
        -----------------
                                            By
                                            s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)
















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